Exhibit B-30


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                           SCANA COMMUNICATIONS, INC.
                        (Subsidiary of SCANA Corporation)

                          Adopted on February 22, 2001


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                                              ARTICLE I.  SHAREHOLDERS
         Section 1. Annual Meeting. An annual meeting of the shareholders shall be held each fiscal year for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. The exact time and place of the annual meeting shall be determined by the Board of Directors.
         Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer, or by the Chairman of the Board of Directors, or by a majority of the Board of Directors, or by shareholders holding a majority of the common stock of the Corporation. Business transacted at a special meeting shall be confined to the specific purpose or purposes of the persons authorized to request such special meeting as set forth in this Section and only such purpose or purposes shall be set forth in the notice of such meeting.
         Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of South Carolina, as the place of meeting for any annual meeting or for any special meeting.
                         ARTICLE II. BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
         Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not more than twenty as determined from time to time by the Board of Directors or by shareholders holding a majority of the common stock of the Corporation. Directors need not be residents of the State of South Carolina.
         Section 3. Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of South
Carolina, for the holding of additional regular meetings.
         Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time and place upon the call of the Chairman of the Board or of the Chief Executive Officer or by action of the Executive Committee or Audit Committee.
         Section 5. Quorum. A majority of the number of Directors fixed as provided in Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
         Section 6. Committees. The Board of Directors may create one or more committees of the Board of Directors including an Audit Committee and an Executive Committee, and appoint members of the Board of Directors to serve on them. To the extent specified by the Board of Directors and subject to such limitations as may be specified by law, the Corporation's Articles of Incorporation or these Bylaws, such committees may exercise all of the authority of the Board of Directors in the management of the Corporation.
         Meetings of a committee may be held at any time on call of the Chief Executive Officer or of any member of the committee. A majority of the members shall constitute a quorum for all meetings.
         Section 7. Compensation. The Board of Directors may authorize payment to Directors of compensation for serving as Director, except that Directors who are also salaried officers of the Corporation or of any affiliated company shall not receive additional compensation for service as Directors. The Board of Directors may also authorize the payment of, or reimbursement for, all expenses of each Director related to such Director's attendance at meetings.
                                               ARTICLE III.  OFFICERS
         Section 1. Titles. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Treasurer, a General Counsel, a Secretary, a Corporate Compliance Officer, an Internal Auditor and such other officers and assistant officers as the Board of Directors or the Chief Executive Officer shall deem necessary or desirable. Any two or more offices may be held by the same person, and an officer may act in more than one capacity where action of two or more officers is required.
         Section 2. Appointment of Officers. The Board of Directors shall appoint the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the General Counsel, the Secretary, the Corporate Compliance Officer, the Internal Auditor and such other officers and assistant officers as the Board of Directors shall deem necessary or desirable at such time or times as the Board of Directors shall determine. In the absence of any action by the Board of Directors, the Chief Executive Officer may appoint all other officers.
         Section 3. Removal. Any officer appointed by the Board of Directors or the Chief Executive Officer may be removed by the Board of Directors or the Executive Committee, but no other committee, with or without cause. The Chief Executive Officer may remove any officer other than the Corporate Compliance Officer and the Internal Auditor.
         Section 4. Chairman of the Board. The Chairman of the Board shall be chosen by and from among the Directors, shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.
         Section 5. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board and the Chairman of the Executive Committee, preside at meetings of the Board of Directors. He may vote on behalf of the Corporation the stock of any other corporation owned by the Corporation and sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer may delegate his authority to vote stock on behalf of the Corporation and such delegation of authority may be either general or specific.
         Section 6. Chief Operating Officer. The Chief Operating Officer shall in general perform all of the duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of the Board or the Board of Directors.
         Section 7. Chief Financial Officer. The Chief Financial Officer shall in general perform all of the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of the Board or the Board of Directors.
         Section 8. Treasurer. The Treasurer shall in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of the Board or the Board of Directors.
         Section 9. General Counsel. The General Counsel shall in general perform all of the duties incident to the office of the General Counsel and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of the Board or the Board of Directors.
         Section 10. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) authenticate records of the Corporation when such authentication is required; and (c) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the Chairman of the Board or the Board of Directors.
         Section 11. Corporate Compliance Officer. The Corporate Compliance Officer shall report to the Chairman of the Audit Committee and shall in general perform all of the duties incident to the office of Corporate Compliance Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the Audit Committee, but no other committee.
         Section 12. Internal Auditor. The Internal Auditor shall report to the Chairman of the Audit Committee and shall in general perform all of the duties incident to the office of Internal Auditor and such other duties as from time to time may be assigned to him by the Board of Directors or the Audit Committee, but no other committee.
         Section 13. Compensation. The compensation of the officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors and the compensation of those appointed by the Chief Executive Officer shall, in the absence of any action by the Board of Directors, be set by the Chief Executive Officer. No officer shall be prevented from receiving compensation by reason of the fact that he is also a Director of the Corporation.
                                               ARTICLE IV.  AMENDMENTS
         Except as otherwise provided by law, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders.